SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

    Date of Report:   June 15, 2006           Commission File No. 000-28813

                            NEW CENTURY ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   93-1192725
                      (IRS Employer Identification Number)

                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                    (Address of principal executive offices)

                                 (713) 266-4344
                               (Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
        CFR    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT
----------------------------------------------------

     On June 15, 2006, New Century Energy Corp.'s ("New Century," "we," "us") wholly owned subsidiary, Gulf Coast Oil Corporation, a Delaware corporation
("Gulf Coast") entered into a term sheet with Laurus Master Fund, Ltd. ("Laurus") whereby Laurus would provide $5,000,000 of funding to Gulf Coast (the "Loan") in connection with Gulf Coast's planned purchase of certain oil and gas interests in McMullen County, Texas, from LARA Energy, Inc. and J&P Family Properties, Ltd. ("the Sellers"), which interests total a 12.5% working interest in certain developed and undeveloped oil and gas mineral leases totaling 9,167 acres in McMullen County, Texas (the "Term Sheet"). The acquisition of the interests is to occur on or before August 1, 2006 ("Closing"), subject to both parties entering into a mutually acceptable definitive Purchase and Sale Agreement prior to Closing. The Letter of Intent entered into with Sellers in connection with the purchase of the interests is described in greater detail in our report on Form 8-K filed with the Commission on June 14, 2006 (the "Acquisition").

     The Letter of Intent provides for $4,500,000 to be used towards the purchase of a 12.5% working interest from Sellers; $175,000 to be paid to Laurus as a closing fee; $45,000 to be paid to Laurus for legal and due diligence and $280,000 to be used by Gulf Coast for working capital. The closing of the Laurus funding pursuant to the Term Sheet is to take place contemporaneously with the closing of the Acquisition.

     The interest rate of the Loan is anticipated to be equal to 17.5% per annum, which loan will be due forty months from the Closing.

     The Loan (and interest on the Loan) is to be repaid to Laurus by way of a monthly payment to Laurus equal to eighty percent (80%) of the gross proceeds paid to Gulf Coast in respect of all oil, gas and/or other hydrocarbon production in which Gulf Coast has an interest in connection with the Acquisition, less reasonable ordinary day to day expenses associated with Gulf Coast's operation of the Acquisition leases, wells and equipment, and (ii) Gulf Coast's reasonable estimate of its federal tax (including federal income tax) liability in connection with the Acquisition.

     Additionally, pursuant to the Term Sheet, Laurus will be granted a first mortgage security interest in the Acquisition and New Century will pledge all of Gulf Coast's shares to Laurus to secure the repayment of the Loan.

     The description of the Term Sheet above is subject to the terms and conditions of the final financing documents, Loan and other agreements actually entered into between Laurus, Gulf Coast and New Century, which New Century will disclose in a subsequent report on Form 8-K, assuming the Loan is finalized and the Acquisition Closes, of which there can be no assurance.

FIFTH  AMENDMENT

     On June 20, 2006, with an effective date of June 15, 2006, we entered into a Fifth Amendment Agreement with Laurus (the "Fifth Amendment"), which amended the terms of our June 30, 2005 Registration Rights agreement with Laurus, to amend the date we are required to have our Registration Statement filed with the Securities and Exchange Commission (the "Commission") to register the shares of common stock convertible in connection with Laurus' June 30, 2005 Secured Convertible Term Note, and exercisable in connection with Laurus' June 30, 2005 Common Stock Purchase Warrant, Option and its December 30, 2005 Option, from the filing date of June 15, 2006, as was required under our May 2, 2006, Fourth Amendment Agreement with Laurus (the "Fourth Amendment") to the filing date of July 17, 2006. The Fifth Amendment also extended the date we are required to have such Registration Statement declared effective with the Commission from August 15, 2006 until September 15, 2006.

ITEM  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES

     In June 2006, in connection with our entry into an amended agreement with Viking International Petroleum, L.L.C., we issued an aggregate of 200,000 shares of our restricted common stock to two individuals, who have agreed not to sell the shares of common stock until after July 1, 2008. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

Exhibit  Number         Description
-------------------     ---------------
10.1*                   Fifth  Amendment  Agreement  with  Laurus

* Attached hereto.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NEW CENTURY ENERGY CORP.
                                             ------------------------


                                             /s/ Edward R. DeStefano
                                             --------------------------
                                             Edward R. DeStefano,
                                             President

Date: June 22, 2006

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